Exhibit 23.4

Our Ref: RPSE – 104	E-mail: guised@rpsgroup.com.au
Telephone: 61 (0)8 9211 1111
Date: 02 November 2009

LETTER OF CONSENT

TO:    United States Securities and Exchange Commission

We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, dated November 2, 2009 (the “Registration Statement”) of TransAtlantic Petroleum Ltd. (the “Corporation”) relating to the registration of 24,903,334 common shares.

We were engaged by the Corporation to prepare an independent reserves evaluation as at December 31, 2008 of:

(a)

the Selmo oil field and the Edirne gas fields in which the Corporation has an interest as evaluated by RPS in a report titled “Evaluation of the Selmo Oil Field and Edirne Gas Fields” dated 17th September 2009 (the “RPS Report”).

We consent to the incorporation by reference in the Registration Statement of the RPS Report.

Yours faithfully
RPS Energy Pty Ltd.

/s/ David R. Guise

David R. Guise

Managing Director - Consulting

Australia and S.E. Asia

Dated: November 2, 2009

Perth, Western Australia

AUSTRALIA